Exhibit 4.4

SIXTH SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 31, 2020

To

INDENTURE

dated as of July 7, 2016

among

MOLSON COORS INTERNATIONAL LP, as Issuer
THE GUARANTORS NAMED THEREIN, as Guarantors

and

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

    THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of August 31, 2020 and effective as of August 31, 2020 (this “Sixth Supplemental Indenture”), to the Indenture dated as of July 7, 2016 (the “Original Indenture”), as supplemented by the First Supplemental Indenture thereto dated as of July 7, 2016, the Second Supplemental Indenture thereto dated as of August 19, 2016, the Third Supplemental Indenture thereto dated as of September 30, 2016, the Fourth Supplemental Indenture thereto dated as of October 11, 2016, and the Fifth Supplemental Indenture thereto dated as of January 11, 2018 (collectively, the “Supplemental Indentures” and, together with the Original Indenture and this Sixth Supplemental Indenture, the “Indenture”), is among Molson Coors International LP, a Delaware limited partnership (the “Issuer”), Coors Distributing Company LLC, a Delaware limited liability company (the “New Guarantor”), and Computershare Trust Company of Canada, a trust company existing under the laws of Canada, as Trustee (the “Trustee”).

    WHEREAS, Section 14.1(j) of the Original Indenture provides that the Issuer, the Guarantors (as defined in the Original Indenture) and the Trustee may amend or supplement the Indenture without notice to or consent of any Securityholder to add guarantors with respect to any series of Securities, including any Guarantors;

    WHEREAS, the Issuer desires to add the New Guarantor as a Subsidiary Guarantor under the Indenture;

    WHEREAS the foregoing are recitals and statements of fact made by the parties hereto other than the Trustee;

    NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

    That the parties hereto hereby agree as follows:

    Section 1.    Defined Terms; Rules of Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.

    Section 2.    Addition of Guarantor. The New Guarantor hereby agrees to guarantee payment of the Securities as a Guarantor, on the same terms and conditions as those set forth in Article XVI of the Original Indenture.

    Section 3.    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Sixth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter authenticated and delivered pursuant thereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Sixth Supplemental Indenture, in which case the terms of this Sixth Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Sixth Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture were contained in one instrument.

    Section 4.    Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

    Section 5.    Governing Law. This Sixth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

    Section 6.    Concerning the Trustee. In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections, and immunities which the Trustee possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture.

[Signature Page Follows]

    IN WITNESS WHEREOF, the parties have caused this Sixth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                    MOLSON COORS INTERNATIONAL LP

                    By:    MOLSON COORS INTERNATIONAL                                 GENERAL, ULC, its General Partner

                    By: /s/ Gavin D.K. Hattersley                                        Name: Gavin D.K. Hattersley
                    Title: President and Chief Executive Officer

GUARANTOR:

                    COORS DISTRIBUTING COMPANY LLC

                    By: /s/ Gavin D.K. Hattersley
                    Name: Gavin D.K. Hattersley
                    Title: Chief Executive Officer

[Signature Page to Sixth Supplemental Indenture]

Exhibit 4.4

                    COMPUTERSHARE TRUST COMPANY OF CANADA, as                     Trustee

                    By: /s/     Lisa M. Kudo
                    Name: Lisa M. Kudo
                    Title: Corporate Trust Officer

                    By: /s/ Danny Snider
                    Name: Danny Snider
                    Title: Corporate Trust Officer